                                                                     EXHIBIT 3.2

                              SIGNATURE INNS, INC.
                              MANAGEMENT AGREEMENT

         THIS AGREEMENT is made at Indianapolis, Indiana this 2nd day of January, 1991, by and between SIGNATURE INNS, INC., an Indiana corporation ("Operator") and Signature I Ltd. Limited Partnership ("Owner").

         WHEREAS, Operator is the owner of a Signature Inn Motel located at 1734 West Washington Center Road, Fort Wayne, Indiana 46818 (the "Motel"), and

         WHEREAS, Operator is engaged in the business of operating Signature Inn Motels; and

         WHEREAS, Owner desires to employ Operator to provide management services in connection with the operation and management of the Motel and related facilities for the account of Owner in a manner as is customary and usual in the operation of comparable facilities, and so far as is economically and legally possible, in accordance with the same procedures, practices, management techniques and other rules of operation used by similar Motels; and

         WHEREAS, Operator desires to accept such employment:

         NOW, THEREFORE, in consideration of the mutual promises and convenants contained herein, the parties agree as follows:


                                   ARTICLE I
                            APPOINTMENT OF OPERATOR

         Owner hereby appoints and employs Operator and grants to Operator the sole and exclusive right to manage and operate the Motel, and Operator hereby accepts such appointment and agrees during the term of this Agreement to supervise, direct and control the management and operation of the Motel upon the terms and conditions set forth in this Agreement.

                                   ARTICLE II
                        DUTIES AND SERVICES OF OPERATOR

         In connection with its operation and management of the Motel, Operator shall have the following duties and shall render the following services AT THE OWNER'S SOLE COST AND EXPENSE:

         (a) Operator shall select, supervise, direct, train and assign the dates of and terminate all employees, agents and contractors employed by the Owner of similar persons engaged by Owner in the operation of the motel. The terms of employment, rates of compensation and all other matters relating to employment of such personnel by Owner shall he determined and controlled solely by Operator. However, it is expressly understood and agreed that, except for the Motel General Manager and the Motel Assistant Manager who shall be employees of Operator, all such personnel shall be employees of and shall he paid by Owner. Owner shall not interfere with or give orders or instructions relating to the operations of the Motel to any such personnel,

         (b) Operator shall pay the salary of its own employees who are engaged in the performance of duties imposed under this Agreement; provided, however, that Owner shall reimburse Operator for all costs associated with Operator's employment of the Motel General Manager or Motel Assistant Manager, including without implied limitation, salary, bonuses, if any, insurance benefits, pension and profit sharing contributions, sick and vacation pay and incidental benefits.

         (c) Subject to the foregoing, the costs, fees, compensations, traveling expenses or other related expenses of persons engaged by Owner or Operator for the benefit of Owner to perform duties directly related to the operation of the Motel of any nature shall be paid by Owner and shall be charged as an operating expense of the Motel within an approved budget.


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Everything done by Operator in the performance of its obligations under this
Agreement and all its expenses incurred shall be for and on behalf of Owner and for Owner and for Owner's account, subject to the limitations set forth herein, and Owner agrees to reimburse Operator for all such expenses paid or incurred shall be for and on behalf of Owner and for Owner's account, subject to the limitations set forth herein, and owner agrees to reimburse Operator for all such expenses paid or incurred by Operator's employees or other persons while engaged in the performance of Services under this Agreement, including incidental expenses.

         (d) Operator shall establish all prices, price schedules, rates and rate schedules.

         (e) Operator shall apply for, obtain and maintain in the name and at the expense of Owner, all Licenses and permits required of Owner or Operator in connection with the management and operation at the Motel. Owner agrees to execute and deliver any and all applications and other documents necessary therefore and to cooperate to the fullest extent possible with Operator in the performance of said obligations.

         (f) Operator may obtain and/or grant such concessions and privileges including, but not limited to, vending machines and newsstands, as Operator may deem reasonably necessary or desirable in connection with the operation of the Motel.

         (g) Operator shall install reliable accounting and internal auditing systems.

         (h) Operator, at Owner's expense, on Owner's behalf, shall negotiate Service and other contracts reasonably necessary or desirable in connection with the operation of the Motel in the usual course of business, except as otherwise provided in this Agreement.


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         (i) Operator. at Owner's expense, shall purchase such inventories, provisions, supplies and equipment as Operator may deem reasonably necessary in order to properly maintain and operate the Motel.

         (j) Operator, at Owner's expense, shall plan, prepare and contract for advertising and promotional programs for the Motel.

         (k) Operator shall plan and implement a program for the refurbishing of the Motel, the costs of which shall be paid from the furniture, fixture and equipment reserve established and maintained by Owner.

         (l) Operator shall perform all acts reasonably necessary in connection with the operation of the Motel in an efficient and proper manner and in accordance with standards and policies established or to be established for the operation of similar motels.

                                  ARTICLE III
                                 MANAGEMENT FEE

         In consideration of Operator's performance of its duties and services as described in Article II hereof and subject to the provisions of Article III herein, Owner shall pay to Operator a Management and Accounting Fee equal to Five percent (5%) of "Gross Receipts" (as hereinafter defined). The term "Gross Receipts" as used herein shall mean all income derived from the renting, use or occupancy of guest rooms, interview centers, and meeting rooms in the motel, less sales tax or any similar taxes which are required by law to be specially computed and paid by guests. The Management and Accounting Fees shall be computed and paid monthly on or before the 25th day of the month following each calendar month or part thereof during the term of this Agreement.


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
                                   ARTICLE IV
                                EXCESS REVENUES

All revenues remaining after payment of all cash expenses of operation of the Motel and after payment to Operator of all sums to which it is entitled under this Agreement shall belong to Owner, and such payments shall be made to Owner concurrently with the monthly payments to Operator or at such other intervals as Owner may select providing that such payments are subject to the provisions of
Article V below.

                                   ARTICLE V
                                WORKING CAPITAL

         Owner agrees that the Working Capital required for the operation of the Motel shall be an amount which Operator deems adequate. Owner shall provide at its expense said Working Capital which funds may be drawn upon by Operator in accordance with a budget prepared by Operator and approved by Owner for use in the operation of any or all of the motels owned by Owner.

         All Working Capital furnished by Owner to Operator pursuant to this Article received in trust by Operator pursuant to this Article shall be received in trust by Operator to be used exclusively in the operation of the Motel, subject to Operator's rights to withdraw its Management and Accounting Fees pursuant to Article III, and its right to pay charges accrued pursuant to
Article XIII.

         Notwithstanding the above, should the experience of operating the Motel show that the Working Capital is inadequate to provide cash on hand to pay operating and other expenses, Owner shall provide sufficient additional funds to meet such expenses.

                                   ARTICLE VI
                                      TERM

         The term of this Agreement shall commence on January 1, 1991, and shall continue until January 1, 2002. The term may be renewed upon mutual


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
agreement between the parties.


                                  ARTICLE VII
                          RELATIONSHIP OF THE PARTIES

         All duties to be performed under this Agreement shall be for and on behalf of Owner, by Operator as an independent contractor and not as servant or agent of Owner. In taking any action pursuant to this Agreement, Operator will be acting as an independent contractor for Owner only, and nothing in this agreement shall be construed as creating a partnership or any other relationship between the parties hereto.

                                  ARTICLE VIII
                                   INSURANCE

         Owner agrees that at all times during the term at this Agreement it will procure, maintain and keep in force at its expense and for the mutual benefit of Owner and Operator the types and amounts of insurance required under its Partnership Agreement.

                                   ARTICLE IX
                                   INDEMNITY

         Owner is RESPONSIBLE FOR ALL LOSS, DAMAGE AND CONTRACTUAL LIABILITIES RESULTING FROM OR IN CONNECTION WITH THE ACTIVITIES OF THE OWNER'S EMPLOYEES, AGENTS OR CONTRACTORS (OTHER THAN OPERATOR) IN CONJUNCTION WITH THE OPERATION OF THE MOTEL AND FOR ALL CLAIMS OR DEMANDS FOR DAMAGE TO PROPERTY OR FOR INJURY, ILLNESS OR DEATH OF PERSONS DIRECTLY OR INDIRECTLY RESULTING THEREFROM. OWNER AGREES TO DEFEND, INDEMNIFY AND HOLD OPERATOR HARMLESS OF, FROM AND WITH RESPECT TO ANY AND ALL CLAIMS, DEMANDS, ACTIONS, AND LIABILITIES, INCLUDING ATTORNEYS' FEES AND EXPENSES, ARISING FROM CONNECTED WITH OR RELATED TO THE ACTIVITIES OF THE OWNER'S EMPLOYEES, AGENTS OR CONTRACTORS (OTHER THAN OPERATOR) IN CONJUNCTION WITH THE OPERATION OF THE MOTEL.


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
                                   ARTICLE X
                          ACCOUNTING SERVICES AND FEES

         In addition to its other services as described in Article II hereof, Operator agrees to keep and maintain accurate books, records and accounts relating to the operation of the Motel, including check backs, bank statements, ledgers, journals and such other records as sound bookkeeping practice requires. Operator shall also prepare and furnish to Owner monthly and annual financial reports including profit and loss statements.

         The accounting services to be provided by Operator under this Article do not include the costs incurred for income tax work or a certified annual report. Owner or its designated representative shall have access to said accounting records at all reasonable times during normal business hours.

                                   ARTICLE XI
                                  TERMINATION

         Owner or Operator may terminate this Agreement in the following events:

         (a) In the event Owner sells, leases of otherwise disposes of the Motel;

         (b) In the event a receiver or trustee has been appointed for either Owner of Operator, or in the event of the insolvency, bankruptcy, merger or corporate reorganization of Operator or Owner.

                                  ARTICLE XII
                              LAWS AND ORDINANCES

         Operator agrees that it will at all times conduct the business on the Motel premises in a lawful manner and in full compliance with all government laws, ordinances, rules and regulations.

                                  ARTICLE XIII
                                    CHARGES

         It is agreed that Operator shall not be liable to third parties for


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
any debts, liabilities or obligations of the Motel arising in the course of business of the Motel or by virtue of its management, supervision, control and operation of said property for Owner. Operator shall be liable only to Owner for the faithful performance of Operator's obligations under this Agreement.


                                  ARTICLE XIV
                                 MISCELLANEOUS

         (a) Non-Waiver. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by either of the parties hereto shall he considered to imply or constitute a further waiver by such party of the same of any other condition, convenant, right or remedy.

         (b) Governing Law. The validity and construction of the Agreement shall be governed by the laws of the State of Indiana.

         (c) Construction. Throughout this Agreement the use of the singular number shall be construed to include the plural, the plural the singular, and the use of any gender shall include all genders, whenever required by the context.

         (d) Obligation to Execute Documents. Each party to this Agreement shall from time to time, upon request by the other party, execute, acknowledge and deliver to such other party a written statement certifying that this Agreement has not been modified and is in full force and effect (or if there have been modifications, that the same are in full force and effect and stating such modifications). Each party to this Agreement shall also, from time to time, upon request by the other pary, execute any additional documents which may reasonably be required to effectuate the purposes of this Agreement.

         (e) Successors and Assigns. The provisions of this Agreement shall insure to the benefit of and be binding upon the parties and their respective representatives, successors and assigns.


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
         (f) Severability of Provisions. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can by taken, such provision shall be deemed modified to eliminate the invalid element, and, as so modified, such provision shall be deemed a part of this Agreement as though originally included herein. The remaining provisions of this Agreement shall not be affected by such modification.

         (g) Extent of Agreement. This Agreement represents the entire agreement between the parties, and supersedes all prior negotiations, representations or agreements (including addenda thereto), either written or oral. This Agreement may ha amended only by a written instrument signed by both parties.

         (h) Warranties of Representatives. Each person executing this Agreement on behalf of a party hereto represents and warrants that he has been fully empowered to execute this Agreement, and that all necessary action for the execution of this Agreement has been taken.

         (i} Notices. All notices under this Agreement shall be in writing and may be given by personal delivery or by mailing by certified or registered mail addressed as follows:

If to Owner, at Signature Inns, Inc., 0335 Allison Pointe Trail, Suite #300, Indianapolis, Indiana 46250; if to Operator, at Signature Inns, Inc., 8335 Allison Pointe Trail, Suite #300, Indianapolis, Indiana 46250; or at such other address as either party may designate in a notice to the other party given in such manner, Any notice given by mail shall be considered given when deposited in the United States mail, postage prepaid, addressed as provided above.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                               "OPERATOR"
                                               SIGNATURE INNS, INC.

                                               By:   /s/  John D. Bontreger
                                                  -----------------------------
                                                   John D. Bontreger,  President

ATTEST:

   /s/  David R. Miller
--------------------------
David R. Miller, Secretary

                                        "OWNER"
                                        SIGNATURE I LTD. LIMITED PARTNERSHIP, an
                                        Indiana limited partnership by Signature
                                        Inns, Inc., general partner

                                        By:   /s/  John D. Bontreger
                                           -----------------------------
                                           John D. Bontreger,  President


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
                              SIGNATURE INNS, INC.
                       INDIVIDUAL MOTEL LICENSE AGREEMENT


         THIS AGREEMENT is made and entered into at Indianapolis, Indiana, effective this 1st day of January, 1991, by and between SIGNATURE INNS, INC., an Indiana corporation with its principal offices located in Indianapolis, Indiana ("Licensor") and Signature I Ltd. Limited Partnership whose address is 8335 Allison Pointe Trail, Suite 300, Indianapolis, Indiana, 46250 ("Licensee").


                                    RECITALS

         A. Licensor is engaged in the business of owning and operating motels under the distinctive service mark "Signature Inn" and is also engaged in the business of licensing others to use the service mark "Signature Inn" in the operation of their motels.

         B. In connection with its businesses, Licensor has originated, developed and made operational a system ("the Signature System") for providing to the general public high quality, reasonably priced lodging accommodations tailored to meet the particular needs of the business and commercial traveler, as well as those of the leisure vacationer guest, while eliminating typical restaurant and lounge facilities.

         C. The Signature System is identified and set apart by many distinguishing features, including (1) the use of specially designed interiors, exteriors, equipment, furniture and layouts for its motel buildings; (2) the use of methods of operation which are unique, innovative and known only to Licensor and its licensees; (3) the use of service marks, including but not limited to the mark "Signature Inn," which are distinctive in design, attractive in appearance and calculated to distinguish Licensor's services from those generally available; and (4) clean, comfortable and unique motels, providing efficient and courteous service at moderate prices.

         D. Licensor is the sole and exclusive owner of all proprietary and other property rights, interests and goodwill in and to the Signature System and all trademarks, service marks, copyrights, slogans, and trade names associated with that system, including, without implied limitation, "Signature Inn".

         F. Licensee understands that the motel to be operated by Licensee under this Agreement, together with motels now or hereafter operated by Licensor and other Licensees, will constitute part of the Signature System. Licensee also acknowledges that each motel in the Signature System is dependent on the others in that system to establish and maintain the goodwill necessary for a successful operation. Licensee agrees that it is, therefore, a benefit to, as well as an obligation of, Licensee to conform strictly to the terms and conditions of this


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
Agreement, all of which terms and conditions are essential for the success of the Signature System. Licensee also understands that Licensor must develop, implement and enforce uniform standards of operation in order to facilitate the successful operation of each of its licensees.

         F. Licensee desires to utilize and obtain the benefits of the Signature System and to operate a motel under the distinctive service mark "Signature Inn," as well as the other distinctive marks, slogans and names listed on Schedule "A" hereto, upon the terms and conditions herein set forth.

         G. Licensor is willing to permit Licensee to use such marks, slogans and names for and with respect to the licensed motel (without responsibility or liability upon Licensor for the operation thereof), upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I
                                LICENSE AND TERM

         Section 1.1. Grant of License. Subject to Licensee's compliance with all the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-assignable, non-exclusive license:

         (a) To use on a non-exclusive basis the Signature System, the service mark "Signature Inn" and all other trademarks, service marks, copyrights, slogans and trade names listed on


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
Schedule "A" hereto, solely in connection with one licensed motel which is owned and operated by Licensee at the location set forth in Section 1.3 of this Article;

         (b) To use Licensor's operating methods and procedures at that location; and

         (c) To render the services specified by Licensor at that location according to the procedures, systems and methods defined herein.

         Section 1.2. Acceptance of Grant of License. Licensee hereby accepts the grant of license from Licensor and agrees:

         (a) To use the Signature System, the service mark "Signature Inn" and all trademarks, service marks, copyrights, slogans and trade names listed on Schedule "A" hereto, as veil as any other mark, right or name which Licensor subsequently prescribes for the Signature System, in the manner and to the extent set forth in this Agreement and solely in connection with one licensed motel which is owned by Licensee at the location set forth in Section 1.3 of this Article;

         (b) To use the procedures and methods of operation at that location which are established by Licensor and modified from time to time; and

         (c) To render the services at that location which, from time to time, are specified by Licensor, according to the procedures, Systems and methods established in this Agreement.

         Section 1.3. Location of Licensed Motel. The license


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
granted under Section 1.1 of this Article and accepted under Section 1.2 of this
Article is for the ownership and operation of a "Signature Inn" motel containing 103 guest rooms units and such other facilities as Licensor approves ("the Licensed Motel") located at the following specific site: 1734 West Washington Center Road, Fort Wayne, Indiana 46818.

         Section 1.4. Limitations on Use of the Mark and Name "Signature Inn" and on the Marks, Rights, Slogans and Names Listed on Schedule "A". Licensee shall not use the name and mark "Signature Inn" or any mark, right, slogan or name listed on Schedule "A" hereto in the name of any corporation, partnership, joint venture, association, company, proprietorship or other business entity. Any application by Licensee to use the name and mark "Signature Inn" as a trade or assumed business name, which may be required by the statutes or laws of any jurisdiction, shall specify that Licensee's use of such name and mark is limited to the premises stated in Section 1.3 of this Article and limited by the terms of this Agreement. The license granted under section 1.1 and accepted under
Section 1.2 of this Article is non-exclusive, and no property right or privilege to use any mark, right, slogan or name is created which will extend beyond termination of this Agreement. Licensee hereby agrees that Licensee shall not acquire any rights in the name and mark "Signature Inn" and the other marks, rights, slogans and names listed on Schedule "A" through Licensee's use thereof in connection with the operation of the Licensed Motel.

         Section 1.5. Initial Term of License. Unless earlier terminated for cause as hereinafter provided, the license granted under Section 1.1 and accepted under Section 1.2 of this Article shall continue in full force and effect until August 22, 1998.

         Section 1.6. Additional Term. Provided that Licensee shall fully, faithfully and timely carry out and perform all of its obligations under this Agreement, Licensee may renew the license granted hereunder for any additional term of five (5) years upon the expiration of the initial term. In the event Licensee desires to exercise its option to renew, Licensee shall provide Licensor with a written notification of Licensee's intent to renew at least 120 days before the expiration date of the initial term of this Agreement. Renewal of the license shall be effectuated by the execution by Licensor and Licensee of Licensor's then current form of license agreement at the then current franchise rates and all other documents then customarily used by Licensor in the grant of licenses. THE LICENSE GRANTED HEREUNDER SHALL NOT BE RENEWABLE FOLLOWING THE EXPIRATION OF THE ADDITIONAL TERM, IF ANY, EXCEPT UPON SUCH TERMS AS MAY BE MUTUALLY AGREED BETWEEN BOTH PARTIES.

                                   ARTICLE II
                                 EXCLUSIVE AREA

         In order to facilitate the successful operation of the Licensed Motel and to protect Licensee's investment in the


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
Licensed Motel, Licensor hereby grants to Licensee the exclusive right to own and operate one (and only one) "Signature Inn" within the geographic area described in Schedule "B" hereto ("the Exclusive Area"). During the term of this Agreement, neither Licensor nor any other of its licensees shall be allowed to establish or operate a "Signature Inn" within the Exclusive Area; provided, however, Licensor is not prohibited from developing other motel/hotels or other lodging facility within the Exclusive Area, as long as the lodging facility is developed and operated under another name.

         Licensee acknowledges that the grant of an Exclusive Area under this Article shall not be construed to authorize Licensee to construct, own or operate any additional Signature Inn motel facilities within the Exclusive Area, and that construction, ownership or operation of any additional motel in the exclusive area or any additional motel facilities on the site of the Licensed Motel is hereby prohibited.

                                  ARTICLE III
                        ADDITIONAL COVENANTS OF LICENSOR

         Section 3.1. Knowledge and Experience. Licensor agrees to make available to Licensee the benefit of Licensor's knowledge and experience in the financing, ownership and operation of Signature Inns. Licensee shall have the right to consult with Licensor's officers, employees and agents at Licensor's principal offices concerning any matter relating to the financing, ownership, leasing and operation of Licensee's Signature Inn.


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
         Section 3.2. Sources of Equipment, Furniture, Fixtures and Supplies. It is the sole responsibility of Licensee to select and obtain suppliers of motel equipment. However, if requested in writing by Licensee, Licensor agrees to suggest to Licensee persons or firms believed to be in the business of supplying motel equipment, furniture, furnishings, fixtures and supplies. However, it is expressly understood and agreed that Licensor shall have no liability, responsibility or obligation to Licensee or any other person with respect to the ultimate terms of any contractual relationships with suppliers, nor shall Licensor have any such liability, responsibility or obligation with respect to the quality, merchantability, fitness or workmanship of any goods supplied.

         Section 3.3. Operations Manual. Licensor agrees to loan Licensee a copy of the Signature Inn Confidential Manual of Standard Operating Procedures ("the Manual") upon execution of this Agreement, the receipt of which Licensee acknowledges by the execution of this Agreement. The Manual, which is confidential, is designed to insure uniform and high standards of quality, service and appearance among all Signature Inn motels in order to create and maintain Signature Inn's goodwill and consumer acceptance. It is understood that the Manual, including all subsequent amendments thereto, shall remain the property of Licensor and shall be returned by Licensee to Licensor upon termination of this Agreement.


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
          3.4. Training of Licensee's Employees. Licensor will also furnish technical and procedural advice regarding the operation of the Licensed Motel to Licensee's employees at Licensor's principal offices. In the event Licensee requires the service or presence of any officer, employee or agent of Licensor to aid in operating the Licensed Motel subsequent to the effective date of this Agreement, Licensee shall pay Licensor all costs of travel and other expenses of such persons, plus a per diem amount equivalent to the normal daily remuneration received by such persons from Licensor.

         Section 3.5. Promotion of Signature Inns. Licensor agrees to promote Signature Inns and the use of those Inns by members of the public through such advertising and public relations programs as Licensor, in its discretion, determines to be suitable and appropriate.

         Section 3.6. Supervision of Licensees. Licensor agrees to supervise Licensee and other of its licensees as often as Licensor shall deem necessary in order to assure compliance by all licensees with the Signature Inn Confidential Manual of Standard Operating Procedures, including the Rules of Operation contained therein. For that purpose, Licensor agrees to maintain such staff as is necessary and desirable to allow for on-site inspections of Licensee's Licensed Motel, as well as on-site inspections of motels of other licensee's and in conjunction with those inspections to provide guidance in the management and operations of the motels.

         Section 3.7. Signs, Insignia and Decalcomania. Licensor agrees, from time to time, to suggest to Licensee, persons or firms believed to be in the business of supplying signs, decalcomania, forms, stationery, bulletins and procedures which at that time are required by Licensor for use in Signature Inns, and to furnish specifications for standardized signs, letterheads, registration cards, statements and other similar materials.

         Section 3.8. Advertising and Promotion Expenditures. Licensor agrees to expend all sums received from Licensee pursuant to Article V for the publication of a directory and for national and/or regional advertising and promotion, as provided for in that Section.

         Section 3.9. Reservations System. Licensor has implemented a reservations system for the transmission and receipt of reservation requests among all Signature Inns. Licensor shall make such reservations system available to Licensee upon the terms set forth in Section 5.2 hereof.

                                   ARTICLE IV
                          LICENSE FEES AND ACCOUNTING

         Section 4.1. Royalty Fee. In consideration of the rights, privileges and license granted to Licensee under this Agreement and the services to be rendered to Licensee by Licensor under the terms hereof and subject to Section
4.5 hereof, Licensee hereby agrees to pay to Licensor a license royalty fee equal to four percent (4%) of Licensee's "Gross Receipts", as defined in Section

4.2 hereof (hereinafter "License Fee"). Licensee shall pay the License Fee on or before the 25th day of the month following each calendar month or part thereof, during the term of this Agreement. Each payment shall be accompanied by a monthly Statement of Operations on a form provided to Licensee by Licensor, certified to be true and correct by Licensee, showing, among other information, the number of rooms rented, the average daily room rate, the percentage of occupancy and the "Gross Receipts" during the preceding month, or part thereof.

         Section 4.2. Definition of "Gross Receipts". The term "Gross Receipts" as used herein shall include all income derived from the renting, use or occupancy of quest rooms, working areas, meeting rooms and storage facilities in the Licensed Motel, less sales tax or any similar taxes which are required by law to be specially computed and paid by the guests.

         Section 4.3. Examination of Licensee's nooks and Records; Annual Audited Statements. Licensee shall keep on the premises of the Licensed Motel true and accurate books, records and accounts relating to Gross Receipts. In order to provide Licensor with a method to insure the accuracy and completeness of Licensee's monthly Statements of Operations, Licensee hereby grants to Licensor the right to examine all books, records, accounts and tax returns of Licensee at all reasonable times and places upon reasonable notice. Licensor may, at anytime upon reasonable notice, conduct an audit of the books, records and accounts of the


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
Licensed Motel, which shall be conducted at Licensor's expense, except in the case where Gross Receipts have been understated by two percent (2%) or more by Licensee for the period covered by the audit. in which event the cost of the audit shall be borne by Licensee. Within 75 (seventy-five) days after the close of Licensee's fiscal year, Licensee shall prepare and furnish to Licensor a Statement of Operations, including a balance sheet and profit and loss statement for such fiscal year. Such Statement of Operations shall be certified by an independent certified public accountant to be true and correct and prepared in conformity with generally accepted accounting principles. In addition to providing the annual statement, a true copy of Licensee's federal income tax return and state sales tax returns for the fiscal year shall be furnished.

         Section 4.4. Interest on Past Due Amounts. All fees to be paid by Licensee to Licensor under this Article and under Article V hereof which become past due shall bear interest at the rate of 1 1/2% of the amount past due per month. Licensee authorizes Licensor to deduct any such past due amounts from any sums which may be payable by Licensor to Licensee.

                                   ARTICLE V
                       ADVERTISING AND RESERVATION SYSTEM

         Section 5.1. Advertising. Licensee shall pay to Licensor an amount equal to two percent (2%) of Licensee's Gross Receipts, as defined in Section
4.2 hereof, for use by Licensor for the publication and distribution of directories and other advertising materials, for radio, television, magazine, newspaper and other forms of media advertising on a state. regional or national basis as Licensor, in its sole discretion, deems appropriate. In addition, those amounts may be used by licensor to pay salaries, benefits and expenses of individuals employed to carry out and administer direct sales efforts on behalf of the chain. Such payments shall be made on a monthly basis at the time and in the manner set forth under
Article IV for the payment of License Fees. Licensor shall deposit all such payments in a separate bank account designated "Signature Inn National Advertising Trust Account." Licensor hereby warrants that all sums collected under this Article shall be used for advertising purposes as described above. Licensor shall maintain accurate books, records and accounts for all receipts and expenditures from the special account, which books, records and accounts shall be available for inspection by Licensee at all reasonable times. Licensee shall be responsible for its own local advertising and promotion.

         Section 5.2. Central Reservation System. Licensee shall pay to Licensor an amount equal to one percent (1%) of Licensee's Gross Receipts, as defined in
Section 4.2 hereof, for use or Licensor in its Central Reservation System. In addition, the licensee shall pay a specified dollar amount per available room per month as reasonably determined by the Franchisor. Such payment shall be made on a monthly basis at the time and in the manner set forth under Article IV for the payment of License Fees.

Licensor shall deposit all such payments in a separate bank account designated "Signature Inn National Reservation Trust Account." Licensor hereby warrants that all sums collected under this Article shall be used for reservation purposes as described above. Licensor shall maintain accurate books, records, and accounts of all receipt and expenditures from this special account, which books, records and accounts shall be available for inspection by Licensee at all reasonable times.

                                   ARTICLE VI
                        ADDITIONAL COVENANTS OF LICENSEE

         Section 6.1. Use of Licensed Motel. Licensee hereby covenants that the Licensed Motel shall be used solely for the purpose of operating a Signature Inn motel pursuant to the terms of this Agreement, and that its business operations will be conducted exclusively from the location described in Section 1.3 of
Article I hereof.

         Section 6.2. Compliance With the Manual. Licensee covenants that it shall observe strictly all standards of service and operation prescribed by Licensor in this Agreement and in the Signature Inn Confidential Manual of Standard Operating Procedures, as revised or amended by Licensor from time to time. Licensee acknowledges that the Manual and the Rules of Operation set forth therein will require amendment from time to time, and Licensee agrees that Licensor, in its discretion, may make revisions and amendments to the Manual, provided only that

Licensor shall apply those provisions and amendments uniformly to all licensees. Licensee expressly agrees to comply with all such revisions and amendments. Licensee further agrees that it will maintain the confidentiality of the Manual and amendments thereto and that it will return all copies of the Manual and amendments to Licensor upon termination of this Agreement.

         Section 6.3. Operating standards, Licensee agrees to maintain a high moral and ethical standard and atmosphere at the Licensed Motel and to strictly comply with all local, state and federal laws, ordinances, rules and regulations relating to the premises or to the improvements thereon. Licensee covenants that it will maintain its premises and accommodations in a clean, safe and orderly manner and will provide efficient, courteous and high quality service to the public. Licensee covenants that it will furnish such motel accommodations, services and conveniences of the quality and type as are prescribed by Licensor for motels in the Signature System, such that the Licensed Motel shall help to create, maintain and enhance the reputation and goodwill of the Signature System.

         Section 6.4. Trademarks, Service Marks and Trade Names.

         (a) Licensee agrees to comply with all requests of Licensor with respect to the appearance and use of the trademarks, service marks, slogans, copyrights and trade names licensed hereunder, including any request to change the form or style or discontinue using any of said marks and names. Unless instructed otherwise by Licensor, Licensee covenants to feature in the operation of the Licensed Motel and in all advertising matter the words "Signature Inn" with related logo and all other marks prescribed by Licensor, so that Licensee's motel will be distinctly recognized by the public as an integral part of the Signature System. In addition, Licensee shall employ such trademarks, service marks, slogans and copyrights as prescribed by Licensor, from time to time, on all stationery, linens, towels, furniture, furnishings, advertising matter, signs or other articles, in the same combination, arrangement and manner as required or approved by Licensor for the Signature System.

         (b) Licensee shall make every effort to protect, maintain and advance the name "Signature Inn" and all other trademarks, service marks, copyrights, trade names and slogans which stand for or represent the Signature System as determined from time to time by Licensor.

         (c) Licensee agrees that it shall not use any trademarks, service marks, copyrights, trade names or slogans licensed hereunder in whole or in part for any purpose or in conjunction with any product, service or business other than the business to be conducted under this Agreement.

         (d) Licensee acknowledges and agrees that all trademarks, service marks. copyrights, trade names and slogans (including the goodwill associated therewith) licensed hereunder and/or used in the Signature System are owned by Licensor, and that Licensee has no interest in or to any such mark, right, name or slogan or the goodwill associated therewith. Licensee shall not register or attempt to register such trademarks, service marks, copyrights, trade names or slogans in its own name or that of any other person, firm, association or corporation.

         (e) Licensee agrees that, upon termination of this Agreement, Licensee will immediately cease using and thereafter abstain from using all trademarks, service marks, copyrights, trade names and slogans licensed hereunder and/or used in the Signature System, and will surrender and assign to Licensor any and all rights and goodwill which Licensee may have acquired in or under said marks, copyrights, names or slogans.

         (f) Licensee agrees that in the event Licensor should cease doing business under the name of "Signature Inn" at any time during the term of this Agreement for any reason whatsoever, Licensor may select such other name as it may determine and Signature System and this Agreement shall be thereby amended in such respect.

         Section 6.5. Promotion of Business. Licensee agrees to diligently promote and make every reasonable effort to steadily increase its business by printed advertisements, brochures, highway signs and by placing advertising in any other suitable manner upon its premises and for a reasonable distance thereof. In addition, Licensee agrees to use every reasonable means to encourage and promote the use of Signature Inns on a national and regional basis by the traveling public. Licensee further agrees that it will use the name "Signature Inn" in all of its own advertising, and that all such advertising will be submitted to Licensor for approval before publication.

         Section 6.6. Participation in Reservation System. Licensee agrees to participate in the Central Reservation System of Licensor and to install in the licensed Motel all equipment which is necessary or desirable for such participation. Licensee further covenants that it will observe the practices, procedures and policies as from time to time are prescribed by Licensor for the operation of the reservation system.

         Section 6.7. Equipment, Furnishings and Fixtures. Licensee agrees to purchase (or lease) and use exclusively at all times during the term of this Agreement furniture, fixtures, equipment and supplies as shall strictly comply with the specifications which, from time to time, are prescribed by Licensor Licensee acknowledges that such specifications are necessary to insure the high quality of the furniture, fixtures, equipment and supplies to be used in Signature Inns.

         Section 6.8. Inspection of Premises. Licensee agrees to permit Licensor to inspect the Licensed Motel at anytime During regular business hours. without notice, so as to assure compliance with the terms of this Agreement and the Manual. Licensee further agrees to take immediate remedial action to correct any deficiencies discovered during any such inspection. If necessary,

Licensee shall provide free lodging to the representative conducting the inspection.

         Section 6.9. Credit Cards. Licensee agrees to recognize for the purpose of identification and credit all credit cards which Licensor now or hereafter specifies in accordance with Licensor's procedures established from time to time in the Manual and to execute central billing agreements as may by required by the issuers of such credit cards. It is understood that Licensor shall not be responsible for any charges incurred by the holder of any such credit card.

         Section 6.10. Taxes, Licensee agrees to be responsible for all local, state and federal taxes arising as a result of Licensee's operation of the Licensed Motel under this Agreement, and Licensee shall indemnify Licensor and hold it harmless against any claim arising out of Licensee's failure to pay such taxes.

         Section 6.11. Defense of Actions. Licensee agrees that it will undertake, on behalf of Licensor, the defense of any lawsuit filed against Licensor on the basis of which is alleged to be the breach of any obligation or contract by Licensee or the occurrence of any tort or negligence in connection with the operation of the Licensed Motel. Licensee agrees to retain counsel of Licensor's choice to represent Licensor in any such suit and to file any pleadings required or permitted in the defense of such suit. Should Licensee fail or refuse to secure counsel to represent Licensor in such suit, Licensee agrees that it shall be responsible for all legal fees and expenses incurred by Licensor in defending such suit. In the event of the entry of any judgment against Licensor, Licensee expressly agrees to pay such judgment on behalf of Licensor and to indemnify and save harmless Licensor from such judgment.

         Section 6.12. Signs. Licensee agrees to erect on or attach to the premises of the Licensed Motel such signs as are prescribed by Licensor. Licensor will recommend to Licensee possible source or sources of signs. Licensee shall be entitled to acquire the signs from any source. However, all signs must comply with the standards and specifications required by Licensor Licensee shall obtain Licensor's approval of the type, quality and design of all signs (on site and off) prior to their erection. Licensee acknowledges that the signs will have distinctive characteristics used to identify Signature Inns. Immediately upon termination of this Agreement, Licensee shall cease using all such signs and shall remove all such signs, at Licensee's cost.

         Section 6.13. Refurbishing. Licensee agrees to effect such refurbishing of the Licensed Motel (in addition to regular maintenance and repair) as Licensor reasonably may require to maintain or improve the appearance and efficient operation of the Licensed Motel and/or increase its sales potential. Refurbishing may include: (a) replacement of worn out or obsolete equipment, fixtures, furniture and signs; (b) substitution or addition of new or improved equipment, fixtures, furniture and signs; (c) redecorating; and (a) repair of the interior and exterior of the premises and repair and resurfacing of parking facilities.

                                  ARTICLE VII
                            RELATIONSHIP OF PARTIES

         Section 7.1. Limitations on Licensor's control of Licensee. Except as specifically provided in this Agreement, Licensee shall he responsible to Licensor only for the requirements and results contemplated by the Agreement. Licensee shall not be subject to Licensor's control with respect to the physical actions or activities of Licensee or of its employees or agents in connection with the operation of the Licensed Motel or Licensee's fulfilling the requirements and accomplishing the results contemplated by this Agreement,

         Section 7.2. Scope of Authority. Licensee is, and at all times during the term of this Agreement, shall represent and conduct itself as an independent contractor. Licensee shall not have the authority, express or implied, to bind or obligate Licensor in any way.

         Section 7.3. Placard. Licensee shall maintain on the premises at the front desk in open view to the public a placard which shall designate Licensee as the owner and operator of the premises under a license from Licensor.

         Section 7.4. No Authority to Grant: Sub-Licenses. Licensee agrees that it has no express or implied right to sub-license others to use the Signature System.

                                  ARTICLE VIII
                                   INDEMNITY

         Licensee is RESPONSIBLE FOR ALL LOSS, DAMAGE AND CONTRACTUAL LIABILITIES TO THIRD PERSONS RESULTING FROM OR IN CONNECTION WITH THE CONSTRUCTION AND OPERATION OF THE LICENSED MOTEL AND FOR ALL CLAIMS OR DEMANDS FOR DAMAGE TO PROPERTY OR FOR INJURY, ILLNESS OR DEATH OF PERSONS DIRECTLY OR INDIRECTLY RESULTING THEREFROM. LICENSEE AGREES TO DEFEND, INDEMNIFY AND HOLD LICENSOR HARMLESS OF, FROM AND WITH RESPECT TO ANY AND ALL CLAIMS, DEMANDS, ACTIONS AND LIABILITIES, INCLUDING ATTORNEYS' FEES AND EXPENSES, ARISING FROM, CONNECTED WITH OR RELATED TO THE CONSTRUCTION OR OPERATION OF THE LICENSED MOTEL.

                                   ARTICLE IX
                                   INSURANCE

         During the term of this Agreement, Licensee agrees to procure, maintain and keep in force at its expense insurance for the mutual benefit of Licensor and Licensee including, but not limited to, general public liability insurance against claims for personal injury, death and/or property damage occurring on or about the premises or adjacent thereto with policy limits of at least $1,000,000 combined single limit bodily injury and personal property damage with extended coverage endorsement; general liability coverage, including, but not limited to protection for premises operations, personal injury, products liability, innkeepers legal liability; comprehensive automobile coverage with limits of $250,000/$500,000 bodily injury and $100,000 property damage liability; statutory workman's compensation insurance with a minimum or $100,000 employers' liability; fire and business interruption insurance coverage, all in such minimum amounts as set forth herein, or as from time to time changed by Licensor in its absolute discretion. Any and all insurance obtained by the Licensee shall be in form and with insurers acceptable to Licensor. Licensor shall be named as an additional insured under each of the said policies, and Licensor shall annually be furnished with copies of the policies or certificates thereof. All policies of insurance required to be maintained by the Licensee hereunder shall be renewed (and policies or certificates together with evidence of payment of premiums delivered to Licensor) at least thirty (30) days prior to the respective expiration dates of existing policies of insurance. All such policies shall contain endorsements requiring the insurer to give Licensor at least ten (10) days' written notice before cancellation or making any changes in the policy.

                                   ARTICLE X
                            TRANSFER AND ASSIGNMENT

         Section 10.1. General Assignments and Transfers. The license granted hereunder is personal to Licensee, Accordingly, Licensee shall neither sell, assign, transfer nor encumber this Agreement or any right or interest herein, nor suffer or permit any such assignment, transfer or encumbrance to occur by operation of law, unless the written consent of Licensor shall be first obtained. If a corporation or partnership, Licensee hereby represents and warrants to Licensor that the statement of its legal composition furnished to Licensor is true and complete as of the date hereof. Licensee shall not cause any change to be made in its legal composition, or issue any share of its stock, nor cause or permit any share of its stock to be sold, transferred, pledged or assigned, after the date of this Agreement, without the prior written consent of Licensor The assignment of any interest, other than as provided in this Article, shall constitute a material breach of this Agreement.

         Section 10.2. Change to Corporation. If Licensee desires to conduct business in a corporate capacity, Licensor will consent to the assignment of this Agreement to a corporation approved by Licensor provided Licensee complies with the following provisions: At the time of assignment and at all times thereafter during the term of this Agreement, (a) Fifty-one percent (51%) of the stock of such assigned corporation shall be held by Licensee, (b) Licensee shall be the chief executive officer of such assignee, and (c) the assignee shall not engage in any business activity other than those directly related to the operation of a "Signature Inn."

         Section 10.3. Approved Transfers. In the event of any assignment or transfer of this Agreement which has been approved by Licensor, Licensee, (and if a corporation or partnership, then the individual shareholders, directors and officers, or partners, and each of them) shall nevertheless continue and remain obligated and subject to all the terms hereof.

         Section 10.4. Transfer Fee. Licensor may require as a condition to any assignment or transfer under Section 10.1 hereof that the prospective successor pay to Licensor a fee of $1,000 for Licensor's time and expenses in determining and reviewing the qualifications of the prospective successor.

         Section 10.5. Transfer and Assignments By Licensor. Licensor may assign or transfer its interests (but not its duties, responsibilities or obligations) under this Agreement to any person. In the event of any such transfer or assignment, Licensor shall notify Licensee of the transfer or assignment.

                                   ARTICLE XI
                            TERMINATION AND DEFAULT

         Section 11.1. Automatic Termination. This Agreement shall automatically terminate upon the happening of any of the following events, but in no event shall such termination relieve Licensee of any of its obligations hereunder:

         (a) The filing by or against Licensee of any proceeding under the Bankruptcy Act or any Chapters thereof if the proceeding shall not be dismissed within thirty (30) days after filing .

         (b) The discontinuance of operations of the Licensed Motel (other than as a result of fire or other casualty) for a period longer than thirty (30) days, or abandonment of the franchised business premises.

         (c) A general assignment for the benefit of creditors by Licensee.

         (d) The appointment of a receiver for Licensee by any court of competent jurisdiction.

         (a) Any execution, attachment or other creditors' process issuing against Licensee or any of Licensee's assets.

         Section 11.2. Licensor's Option to Terminate Upon Default. The occurrence of any of the following events shall constitute good cause for Licensor, at its option and without prejudice to any other rights or remedies provided for hereunder or by law or equity, to terminate this Agreement:

         (a) A default by Licensee in the payment of any monies due hereunder or in the submission of financial statements or data or reports on Gross Receipts as provided herein, which is not cured within ten (10) days after notification thereof.

         (b) Any material false statement or omission in connection with any financial statement or information furnished by Licensee.

         (c) Failure on the part of Licensee to maintain the standards as set forth in this Agreement, and as may be supplemented by the Manual as to cleanliness, health and sanitation, and uniformity, which is not cured within ten (10) days after notification thereof; or repeated serious violations of such provisions by Licensee.

         (d) The violation by Licensee of any law, ordinance, rule or regulation of a governmental agency in connection with the operation of the Licensed Motel, which is not cured within ten (10) days after notification thereof, unless there is a bona fide dispute as to the violation or legality of such law, ordinance, rule or regulation, and Licensee promptly resorts to courts or forums of appropriate jurisdiction to contest such violation of legality.

         (e) A default by Licensee under any lease or sublease or contract to purchase real estate resulting in the loss of its right to possession of the Licensed Motel premises.

         (f) A violation of any covenant or provision contained in Article XII hereof.

         (g) The violation of any of the other terms or conditions of this Agreement by Licensee, which is not cured within thirty (30) days after written notice from Licensor.

         Section 11.3. Effects of Termination,

         (a) Termination of Right to Use System and Marks. Upon termination of this Agreement, Licensee's right to use the mark "Signature inn" or any other mark, name, insignia or slogan used by Licensor in connection with its business shell terminate forthwith. Licensee shall not thereafter, directly or indirectly, identify itself in any manner as a "Signature Inn" licensee, or publicly identify itself as a former "Signature Inn" licensee or use any of Licensor's trade secrets, signs, symbols, devices, or other materials constituting part of Licensor's system or process. Licensee agrees that, upon termination of this Agreement by lapse of time or default, or for any reason, it will immediately make such removals or changes in signs and colors of buildings and structure. as Licensor shall reasonably request so as to distinguish effectively said premises from their former appearance and from any other "Signature Inn" motel. If Licensee shall fail to make such changes forthwith, then Licensor may enter upon Licensee's premises and make such changes at Licensee's expense.

         (b) Phone Numbers. Licensee acknowledges that the phone number(s) used by it will become inextricably bound up with the Signature System through advertising of the numbers in conjunction with the marks associated with the system. Licensee agrees that Licensor shall have the exclusive proprietary interest in such phone number(s) and that Licensee will take all action necessary to having the phone company records reflect Licensor's interest. Licensee agrees that it may not, without Licensor's consent, change such number(s) during the term of this Agreement. In addition, Licensee agrees that, upon termination of this Agreement, it will take all action necessary to change such numbers and assign the number to Licensor.

         (c) Payment of Amounts Due Upon Termination. Upon termination of this Agreement, Licensee shall immediately pay to Licensor all amounts owing under Articles IV and V hereof computed through the date of termination,

         (d) Liquidated Damages. Both parties agree that termination of the Agreement prior to the end of the then current term will result in substantial damages to Licensor, which damages would be very difficult, to calculate in terms of a dollar amount. In order to avoid the problem of calculation of damages, the parties agree that, in lieu of actual damages, Licensee shall pay to Licensor liquidated damages equal to the greater of (a) the product of the multiplication of the total of all fees earned by Licensor under Article IV hereof during the twelve (12) months immediately preceding termination times two and one-half (2 1/2) or (b) Thirty-five Thousand Dollars ($35,000).

         (e) Option to Purchase Goods. Licensee grants to Licensor the option to purchase all paper goods, containers, signs, and any and all goods bearing Licensor's marks thereon at the lower of cost or fair market value at the time of termination.

         Section 11.5. Attorneys Fees. Upon the occurrence of an event of default by Licensee, Licensor shall be entitled to recover from Licensee reasonable attorneys' fees incurred by Licensor as a result of such default.

         Section 11.6. Remedies Cumulative. The remedies provided under this Article are not exclusive and shall be in addition to any other remedy which Licensor may have at law or in equity.

                                  ARTICLE XII
                                 TRADE SECRETS

         Licensee recognizes that during the term of this Agreement it will have access to the Licensor's trade secrets and confidential information. Licensee acknowledges that the knowledge associated with the Signature System constitutes confidential information and trade secrets of Licensor and that the same have been revealed to it in confidence. Licensee further acknowledges that it acquires no right to use or duplicate such operations and the confidential information associated therewith and contained in the Manual other than at the location of the Licensee's business and only during the term of this Agreement. To safeguard such trade secrets and confidential information, Licensee agrees:

         (a) All information designated by Licensor as confidential information shall be marked as such at the time of delivery, if delivered in writing, or if delivered orally, shall be reduced to writing and so marked as soon as convenient thereafter. Licensee shall acknowledge receipt of such information, confirming that the same is received in confidence and will be treated as prescribed herein, and a copy of such acknowledgment shall be attached to each copy of such information furnished to or made by Licensee.

         (b) Licensee shall not disclose such trade secrets or confidential information to his employees without taking all steps necessary to safeguard the confidentiality of such information.

         (c) Such information shall not be disclosed to any third parties, including without limitation affiliates, subcontractors, customers, licensees, consultants, or prospective purchasers of any part of Licensee's business, without the prior written consent of Licensor.

         (d) All trade secrets, confidential information and knowledge of information not made available to the public respecting Licensor's products, methods, designs, systems, improvements, trade secrets, or other confidential information shall be regarded by Licensee as strictly confidential and shall not be directly or indirectly used or disclosed or divulged by Licensee or its shareholders, directors, officers or partners at any time during the term of this Agreement, or thereafter without Licensor express written permission.

         (e) In the event of any disclosure or the use of confidential information, inadvertent or otherwise, in violation of this Agreement or any employee commitment executed pursuant hereto, Licensor may, notwithstanding any other provision of this Agreement) terminate this Agreement or, at its option without terminating this Agreement, apply to a court of competent jurisdiction for an order restraining any further disclosure of such information and for such other relief as it may deem appropriate, and Licensee shall, at Licensor's request, initiate and diligently prosecute at its own expense legal proceedings to restrain such disclosure or to obtain such other relief. Licensee agrees that the disclosure or use of any confidential information or trade secrets would irreparably harm Licensor and that Licensor shall have the right to injunctive relief to enforce these restrictions.

                                  ARTICLE XIII
                             RIGHT OF FIRST REFUSAL

         If Licensee, at any time during the term hereof, shall receive a bona fide offer acceptable to Licensee to purchase, lease or sublease the Licensed Motel, Licensee shall promptly inform Licensor in writing, setting forth the full terms of such offer, and Licensor may, within thirty (30) days after receipt of such written notice, at its option, elect, by giving written notice to Licensee, to purchase, lease or sublease the Licensed Motel on the same terms and conditions contained in said offer, until the end of the thirty (30) day option period, Licensee shall not accept any third party bona fide offer. If, at the expiration of the thirty (30) day period, Licensor has failed to elect to exercise the option, Licensee may transfer, sell, lease or sublease the Licensed Motel on the same terms as those submitted to Licensor in writing, subject to Licensor's approval of the prospective purchaser or lessee, as hereinafter provided. Licensor shall have sixty (60) days from and after the expiration of the thirty (30) day period to approve or disapprove of the prospective successor in writing. In the event the prospective successor is not acceptable, Licensor shall notify the Licensee of this fact in writing, and shall provide to Licensee the reasons for its decision. In such event, Licensee shall not be permitted to transfer its interest in this Agreement and in the license granted hereby to such party.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         Section 14.1. Non-Waiver. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by either of the parties hereto shall be considered to imply or constitute a further waiver by such party of the same or any other condition, covenant, right or remedy.

         Section 14.2. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Indiana.

         Section 14.3. Construction. Throughout this Agreement, the use of the singular number shall be construed to include the plural, the plural the singular, and the use of any gender shall include all genders, whenever required by the context.

         Section 14.4. Obligation to Execute Documents. Each party to this Agreement shall from time to timer upon request by the other party, execute, acknowledge and deliver to such other party a written statement certifying that this Agreement has not been modified and is in full force and effect (or if there have been modifications. that the same are in full force and effect and stating such modifications). Each party to this Agreement shall also, from time to time, upon request by the other party, execute any additional documents which may reasonably be required to effectuate the purposes of this Agreement.

         Section 14.5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective representatives, successors and assigns.

         Section 14.6. Severability of Provisions. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element, and, as so modified, such provision shall be deemed a part of this Agreement as though originally included herein. The remaining provisions of this Agreement shall not be affected by such modification.

         Section 14.7. Extent of Agreement. This Agreement represents the entire agreement between Licensor and Licensee, and supersedes all prior negotiations, representations or agreements (including addenda thereto), either written or oral. This Agreement may be amended only by a written instrument signed by Licensor and Licensee.

         Section 14.8. Warranties of Representatives. Each person executing this Agreement on behalf of a party hereto represents and warrants that he has been fully empowered to execute this Agreement, and that all necessary action for the execution of this Agreement has been taken.

         Section 14.9. Inconsistencies With Applicable State Law. If any of the provisions of this Agreement are inconsistent with applicable state law, then the state law shall apply.

         Section 14.10. Notices. All notices under this Agreement shall be in writing and may be given by personal delivery or by mailing by certified or registered mail addressed as follows: If to Licensee, at 8335 Allison Pointe Trail, Suite 300, Indianapolis, IN 46250; if to Licensor, at same as above, Indianapolis, Indiana; or at such other address as either party may designate in a notice to the other party given in such manner. Any notice given by mail shall be considered given when deposited in the United States mail, postage prepaid, addressed as provided above.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below their respective signatures.

                                               SIGNATURE INNS, INC. LICENSOR

                                               By /s/ John D. Bontreger
                                                  -----------------------------
                                                  John D. Bontreger, President

ATTEST:

/s/ David R. Miller
----------------------------------
David R. Miller, Secretary

                                               Date of Execution by
                                               SIGNATURE INNS, INC.

                                                    1-2-91
                                               --------------------------------

                         (Licensor 's Acknowledgement)

STATE OF INDIANA )
                 )       SS:
COUNTY OF MARION )

         On January 2, 1991, before me, the undersigned, a Notary Public in and for said County and State, personally appeared John D. Bontreger and David
a. Miller, known to me to be the President and Secretary, respectively, of Signature Inns, Inc., and acknowledged to me that they have executed the within instrument for and on behalf of Signature Inns, Inc., being thereunto duly authorized.

         WITNESS my hand and official seal.


                                                     /s/  Kimberly A. Ammerman
                                                     --------------------------
                                                        Kimberly A. Ammerman
                                                     Notary

                                                     Kimberly A. Ammerman
                                                     --------------------------
                                                     Printed Signature

My Commission Expires:

February 8, 1994
-----------------------------
My County of Residence:

Hamilton
-----------------------------

                                       SIGNATURE I LTD., Limited partnership
                                       an Indiana limited partnership by
                                       Signature Inns, Inc., general partner


                                       By   /s/  John D. Bontreger, President
                                           ___________________________________
                                           John D. Bontreger, President

ATTEST:


/s/ David R. Miller
____________________________
Signature and Title


                    (Licensee's Acknowledgement: Individual)

STATE OF __________________ )
                            ) ss:
COUNTY OF _________________ )

         On ____________________ 19__, before me, a Notary Public in and for said County and State, personally appeared _____________________________, known to me to be the person(s) who subscribed to the within instrument and acknowledged that they executed the same.

         WITNESS my hand and official seal.


                                            ___________________________
                                                Notary Public

                                            ___________________________
                                                (Printed Signature)


My Commission Expires:

_____________________________
My County of Residence:


_____________________________

                   (Licensee's Acknowledgement: Corporation)

STATE OF Indiana  )
                  ) SS:
COUNTY OF  Marion )

         On January 2, 1991, before me, the undersigned, a Notary Public in and for said County and State, personally appeared John D. Bontreger and David R. Miller, known to me to be the president and Secretary, respectively, of the corporation that executed the within instrument, and acknowledged to me that they have executed the within instrument for and on behalf of such corporation being thereunto duly authorized.

         WITNESS my hand and official seal.


                                                  /s/ Kimberly A. Ammerman
                                                  ------------------------------
                                                   Notary Public

                                                   Kimberly A. Ammerman
                                                  ------------------------------
                                                   (Printed Signature)


My Commission Expires:

February 8, 1994
----------------------------
My County of Residence:


Hamilton
----------------------------

                                  SCHEDULE "A"
                            MARKS, NAMES AND SLOGANS

         The following service marks, trademarks, slogans, copyrights and names are licensed under the Agreement, subject to change as provided in the
Agreement:

         "A Home away from the Home - An Office away from the Office" "We help you get down to business."
         "Sincerely Yours."

                                  SCHEDULE "B"
                                 EXCLUSIVE AREA

         The "Exclusive Area" provided under Article II of the Agreement is defined as follows:

         A one-half mile radius from the center point of the intersection of I-69 and State Road 3, Ft. Wayne, Indiana.

                                   AMENDMENT

                             Effective May 1, 1991

The Individual Motel Franchise Agreement dated January 1, 1991 by and between Signature Inns, Inc. and Signature I Ltd, Article V, Advertising and Reservation System, should be amended as follows:

                                   ARTICLE V
                       ADVERTISING AND RESERVATION SYSTEM

         Section 5.1 Advertising. Licensee shall pay to Licensor an amount equal to two percent (2%) or Licensee's Gross Receipts, as defined in Section 4.2 hereof, for use by Licensor for the publication and distribution of directories and other advertising materials, for radio, television, magazine, newspaper and other forms of media advertising on a state, regional or national basis as Licensor, in its sole discretion, deems appropriate. In addition, those amounts may be used by licensor to pay salaries, benefits and expenses of individuals employed to carry out and administer direct sales efforts on behalf of the chain. Such payments shall be made on a monthly basis at the time and in the manner set forth under Article IV for the payment of License Fees. Licensor shall deposit all such payments in a separate bank account designated "Signature Inn National Advertising Trust Account." Licensor hereby warrants that all sums collected under this Article shall be used for advertising purposes as described above or may be combined with reservation receipts and utilized for joint purposes or projects as deemed appropriate. Licensor shall maintain accurate books, records and accounts for all receipts and expenditures from the special account, which books, records and accounts shall be available for inspection for its own local advertising and promotion.

         Section 5.2. Central Reservation System. Licensee shall pay to Licensor an amount equal to one and one half percent (1.5%) of Licensee's Gross Receipts, as defined in Section 4.2 hereof, for use by Licensor in its Central Reservation System. Such payment shall be made on a monthly basis at the time in the manner set forth under Article IV for the payment of License Fees. Licensor shall deposit all such payments in a separate bank account designated "Signature Inn National Reservation Trust Account." Licensor hereby warrants that all suing collected under this Article shall be used for reservation purposes as described above or combined with advertising receipts and utilized for joint purposes or projects as deemed appropriate. Licensor shall maintain accurate books, records, and accounts of all receipts and expenditures from this special account, which books, records and accounts shall be available for inspection by Licensee at all reasonable times.


                                      SIGNATURE INNS, INC., LICENSOR

                                      By:     /s/  John D. Bontreger
                                          ----------------------------------
                                            John D. Bontreger, President

/s/ David K. Miller
-----------------------------------
David K. Miller, Secretary

                                      Date of Execution by
                                      Signature Inns, Inc.





                                      -------------------------------------

                                      SIGNATURE I LTD, BY
                                      SIGNATURE INNS, INC.
                                      GENERAL PARTNER


                                  By:   /s/  John D. Bontreger
                                      -------------------------------------
                                      John D. Bontreger



Attest:


/s/ David R. Miller
-----------------------------------------
David R. Miller, Secretary
SIGNATURE INNS, INC., GENERAL PARTNER